Exhibit 10.401

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is effective as of February 15, 2024 (the “First Amendment Effective Date”) by and between SUPERIOR GROUP OF COMPANIES, INC., a Florida corporation (the “Company”), and CATHERINE BELDOTTI DONLAN (“Employee”). Employee and the Company are each referred to herein as a “Party” and collectively as the “Parties.”

BACKGROUND

A.    The Parties entered into that certain Employment Agreement, effective May 13, 2022 (the “Employment Agreement”), in connection with Employee becoming President of Superior Uniform Group Healthcare (also known as SUG-HC or the Healthcare Apparel segment of Superior Group of Companies, Inc.).

B.    Employee’s services remain special, unique, unusual, extraordinary, and intellectual character.

C.    Employee acknowledges that Employee remains employed in a key senior management role with the Company, and that the Company bestows upon and expects from Employee a great deal of responsibility, trust, and reliance.

D.    During the course of Employee’s employment with the Company, the Company has and will impart to Employee certain proprietary, confidential, and/or trade secret information, data, and/or materials of a Company Party (as defined in the Employment Agreement).

E.    It remains essential to the conduct of the Company’s business, the sale of its products, and the provision of its services that all proprietary, confidential, and/or trade secret information, data, and/or materials of the Company Parties be kept confidential and that the professional and business relationships of the Company Parties be protected.

F.    The Parties recently determined that due to the thresholds and other aspects of the bonus compensation in the Employment Agreement, it is not likely that Employee would earn much, if any, of the bonus compensation.

G.    The Parties now desire to change Employee’s bonus compensation and the term of employment, among other terms, to provide Employee with a more realistic opportunity to earn bonus compensation.

H.    The Parties desire to enter into this First Amendment to amend and modify the Employment Agreement and the terms and conditions of the employment relationship between the Company and Employee.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein and for other good and valuable consideration, the Parties agree that the Employment Agreement is hereby amended and modified as follows:

1.    Incorporation. The provisions set forth under the heading “Background” are true and correct and are hereby incorporated into and made a part of this First Amendment for all purposes.

2.    Exhibit 1. As of the First Amendment Effective Date, the Bonus Plan attached as Exhibit “1” to this First Amendment shall amend and replace the Exhibit “1” originally attached to the Employment Agreement.

3.    Performance Shares Agreement. As of the First Amendment Effective Date, Employee’s Performance Shares Agreement, effective as of January 1, 2023, shall be voided and replaced with a new Performance Shares Agreement.

4.    Notice: As of the First Amendment Effective Date, the physical mailing address for the Company shall be changed to the following:

200 Central Ave.

Suite 2000

St. Petersburg, FL 33701

5.    Specific Acknowledgement. The Parties acknowledge and agree that the terms described in this First Amendment, including, but not limited to, the change in compensation and term of employment are agreed to voluntarily by the Parties and do not constitute “Good Reason” or a material diminution of Employee’s title, job duties, or responsibilities inconsistent with Employee’s position pursuant to the Employment Agreement.

6.    Headings. The Parties acknowledge that the headings in this First Amendment are for convenience of reference only and shall not control or affect the meaning or construction of this First Amendment.

7.    Entire Agreement. This First Amendment records the final, complete, and exclusive understanding among the Parties regarding the amendment of the Employment Agreement and supersedes any and all other prior oral or written agreements, proposals, representations, communications, and/or understandings between Employee and the Company related to the subject matter of this First Amendment, and Employee has not relied upon any representation that is not expressly set forth in this First Amendment. Except as expressly amended or modified by this First Amendment, the Employment Agreement remains in full force and effect. In the event of a conflict or inconsistency between the provisions of this First Amendment and the Employment Agreement, the provisions of this First Amendment shall control and govern.

8.    Governing Law. This Agreement shall be deemed to have been made and entered into in the State of Florida and shall be construed and enforced in accordance with the laws of the State of Florida, without regard to the conflicts of laws provisions therein.

9.    Counterparts; Electronic Signatures; Effectiveness. This First Amendment may be executed in one or more counterpart signature pages, each of which will be deemed to be an original copy of this First Amendment and all of which, when taken together, will be deemed to constitute one and the same agreement, which shall be binding upon all of the Parties hereto notwithstanding the fact that all Parties are not signatory to the same counterpart. The exchange and delivery of executed copies of this First Amendment and of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature and shall be binding for all purposes hereof. A Party’s receipt of a facsimile signature page or electronic copy of a signature page to this First Amendment shall be treated as the Party’s receipt of an original signature page. Alternatively, an electronic signature (whether digital or encrypted, such as one transmitted via DocuSign or Adobe Sign) shall be effective to bind the Party that transmitted the signature to the same extent as would a handwritten signature.

10.    General Acknowledgements. Employee acknowledges that Employee has read and understands the provisions of this First Amendment, that Employee has been given an opportunity for Employee’s legal counsel to review this First Amendment, that the provisions of this First Amendment are reasonable, that Employee enters into this First Amendment voluntarily without duress or pressure from the Company or any Company Party and with full knowledge and understanding of the contents, nature, and effect of this First Amendment, and that Employee has received a copy of this First Amendment.

11.    Capitalized Terms. Capitalized terms not defined in this First Amendment shall have the meanings ascribed to them in the Employment Agreement.

[Signature Page Follows]IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this First Amendment as of the First Amendment Effective Date.

EMPLOYEE: /s/ Catherine Beldotti Donlan __________________________ Catherine Beldotti Donlan Date Signed: 2/15/24_________________________________

COMPANY: SUPERIOR GROUP OF COMPANIES, INC. By: /s/ Michael Benstock Name: Michael Benstock Title: CEO

EXHIBIT 1

Bonus Plan

Annual EBITDA Bonus:

Beginning January 1, 2024, Employee shall be eligible for an annual target bonus opportunity of 45% of Employee’s base salary, based on the EBITDA achieved by the SUG-HC Division for the applicable year, subject to approval by the Board of Directors (the “Board”) and the Compensation Committee (the “Committee”) of the Company (the “Annual EBITDA Bonus”).  The Committee shall set the applicable EBITDA target each year.

Employee shall be eligible to earn the Annual EBITDA Bonus starting at [***]% of the annual EBITDA target.  At that level of EBITDA, Employee’s bonus opportunity would be [***]% of base salary.  The scale shall increase in increments of [***]%, with a maximum of [***]% of the target EBITDA.

“SUG-HC Division” shall mean the Fashion Seal Healthcare division of the Company plus CID Resources, Inc., including all of CID Resources, Inc.’s future-formed subsidiaries.

As used in the determination of the 2024 fiscal year Annual EBITDA Bonus and the 2024 fiscal year Annual Super-Bonus, “EBITDA” shall mean earnings before interest, taxes, depreciation, and amortization, (i) plus the accrual, if any, for Employee’s bonuses and the portion of the participants of the SGC executives bonus plan and the CEO and CFO of the Company attributable to the SUG-HC Division, (ii) plus and/or minus, as applicable, gains/losses attributable to the Company’s [***] facilities ([***]).

As used in the determination of the Annual EBITDA Bonus and the Annual Super-Bonus for all fiscal years other than the 2024 fiscal year, “EBITDA” shall mean earnings before interest, taxes, depreciation, and amortization, plus the accrual, if any, for Employee’s bonuses and the portion of the participants of the SGC executives bonus plan and the CEO and CFO of the Company attributable to the SUG-HC Division.

Solely for fiscal year 2024, Employee will be entitled to a minimum guaranteed Annual EBITDA Bonus of $[***] if employed throughout the 2024 fiscal year period and at the time such similar bonus is paid to senior management.

Annual Super-Bonus:

In addition to any other compensation in this Agreement, Employee shall be eligible for an annual super-bonus based on the SUG-HC Division achieving exceptional EBITDA growth (the “Annual Super-Bonus”).  Employee shall earn [***] if the EBITDA for the SUG-HC Division in a given calendar year is [***]% of the target EBITDA for the Annual EBITDA Bonus for that year.  Employee shall earn an additional [***] for each [***]% of EBITDA that is greater than [***]%.  The Annual Super-Bonus shall be capped at [***]% of the EBITDA target for the Annual EBITDA Bonus for that year.

Super-Bonus (One-Time):

In addition to any other compensation in this Agreement, Employee is eligible to receive a one-time super-bonus.  If the SUG-HC Division’s EBITDA for any of the 2023, 2024, 2025, 2026, or 2027 calendar years equals or exceeds [***] dollars ($[***]), Employee shall earn a bonus in the amount of [***] percent ([***]%) multiplied by the SUG-HC Division’s EBITDA for that calendar year.  The amount earned will be settled in common stock of the Company.  Once the super-bonus is earned, it may not be earned again.

For illustrative purposes:

●	If the SUG-HC Division’s EBITDA for 2026 is $[***], Employee shall earn a super-bonus in the amount of $[***].
●	If the SUG-HC Division’s EBITDA for 2026 is $[***], Employee shall earn a super-bonus in the amount of $[***].
●	If the SUG-HC Division’s EBITDA for 2026 is $[***], Employee shall not earn a super-bonus for that year.

The share price used to determine the number of shares that Employee shall receive will be the closing price on the last trading day of the applicable calendar year, as reported in the Wall Street Journal.  The number of shares granted shall be rounded down to the nearest whole number.

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All earned cash bonuses, less any withholdings, will be paid to Employee in accordance with the Company’s customary payroll practices.